UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

MARLIN TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39886	98-1555920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

338 Pier Avenue Hermosa Beach, California	90254
(Address of principal executive offices)	(Zip Code)

(310) 364-0110

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	FINMU	The Nasdaq Capital Markets
Class A Ordinary Shares included as part of the units	FINM	The Nasdaq Capital Markets
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FINMW	The Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, the board of directors (the “Board”) of Marlin Technology Corporation (the “Company”) elected Donna Troy as as a Class I director with a term expiring at the Company’s first annual meeting of shareholders. The Board appointed Ms. Troy, who was determined to be an “independent director” as defined in the applicable rules of the Nasdaq Stock Market (“Nasdaq”), to the Board’s compensation and audit committees. In connection with such appointments, Mike Nutting resigned as a member of the Board’s audit and compensation committees.

In connection with her appointment to the Board, Ms. Troy will enter into a letter agreement and an indemnity agreement on substantially the same terms as the forms thereof previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering, which were previously filed as Exhibits 10.8 and 10.4, respectively, to the Company’s Registration Statement on Form S-1 (File No. 333-250935) and are incorporated herein by reference. There are no arrangements or understandings between Ms. Troy and any other persons pursuant to which Ms. Troy was selected as a director of the Company. There are no family relationships between Ms. Troy and any of the Company’s other directors or executive officers and Ms. Troy does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On March 4, 2021, the Company announced that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary share”), and warrants included in the Units commencing on March 5, 2021. Each Unit consists of one share of Class A ordinary share and one-third of one redeemable warrant to purchase one share of Class A ordinary share. Any Units not separated will continue to trade on Nasdaq under the symbol “FINMU.” Any underlying shares of Class A ordinary share and warrants that are separated will trade on the Nasdaq under the symbols “FINM” and “FINMW,” respectively. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Class A ordinary share and warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated March 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2021

MARLIN TECHNOLOGY CORPORATION

By:	/s/ Nick Kaiser

Name:	Nick Kaiser
Title:	Chief Executive Officer